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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3) and related prospectus of Magna Entertainment Corp. for the registration of 7,339,724 shares of its Class A Subordinate Voting Stock and to the incorporation by reference therein of our report dated February 2, 2001 with respect to the consolidated financial statements of Magna Entertainment Corp. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Our audits also included the financial statement schedule of Magna Entertainment Corp. listed in item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein


                                                         /s/ Ernst & Young LLP
                                                         ---------------------
                                                         Chartered Accountants

August 29, 2001
Toronto, Canada